SPECIAL POWER OF ATTORNEY

1. Appointment of Attorney in Fact.  I, KATHRIN U. JANSEN,

 designate LANCE K. GORDON and KEVIN LEE, and each of them,

 as my attorney in fact to execute any and all Forms 3,

 Forms 4 or Forms 5 as required pursuant to Section 16 of

 the Securities Exchange Act of 1934, as amended, and to

 file the same with the Securities and Exchange Commission.

2. Effectiveness.  This Power of Attorney shall become effecive immediately.

3. Duration.  This Power of Attorney becomes effective as

 provided in Section 2 and shall remain in effect until

 revoked or terminated as provided in Section 4 or 5,

 notwithstanding my incapacity or disability, or any

 uncertainty as to whether I am dead or alive.

4. Revocation.  This Power of Attorney may be revoded,

 suspended, or terminated by written notice from me to my

 attorney in fact.

5. Termination

 (a) By Guardian.  If appointed, a guardian of my estate

  may, with court approval, revoke, suspend, or

  terminate this Power of Attorney.

 (b) By Death of Principal.  My death shall revoke this

  Power of Attorney upon actual knowledge or receipt

  of written notice thereof by the attorney in fact.

 (c) By Expiration.  This Power of Attorney shall

  terminate at midnight, December 31, 2004.

 The termination of this Power of Attorney shall not

 affect acts lawfully taken hereunder during the

 period of its effectiveness.

6. Reliance.  Any person dealing with the attorney in fact shall be entitled to rely upon this Power of Attorney so long as

 the person with whom the attorney in fact was dealing, at the time notice of any revocation, suspension or termination of this Power of Attorney. Any action so taken, unless otherwise invalid or unenforcable, shall be binding on me and my heirs,

 devisees, legatees or personal representatives.

7. Applicable Law.  The internal law of the State of California shall govern this Power of Attorney.

Signature:   /s/ Kathrin U. Jansen

Print Name:  Kathrin U. Jansen

Date:  October 14, 2004